UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

Montrose Environmental Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39394	46-4195044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5120 Northshore Drive
North Little Rock, Arkansas		72118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 501 900-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000004 par value per share	MEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Operating Officer

On January 20, 2026, Montrose Environmental Group, Inc. (the “Company”) announced the appointment James Laws as Chief Operating Officer of the Company, effective January 19, 2026.

James Laws, 46, has 25 years of experience in the environmental industry. Prior to joining the Company as Chief Operating Officer, Mr. Laws served from September 2023 to January 2026 as Senior Vice President and Director of Operations for the West Environment business at AECOM, a construction engineering company, where he was responsible for a portfolio of five practices with approximately 2,500 staff members. He also served from October 2021 to August 2023 as Vice President and Director of Operations for the West Environment business at AECOM, where he was responsible for three practices with approximately 1,000 staff members, and from October 2020 to September 2021 as Vice President and Director of Operations for the Air/Environmental Health and Safety Practice at AECOM, as well as the Federal Remediation Practice from April 2021 to September 2021. He was responsible for approximately 1,100 staff members between the two practices. Before joining AECOM, Mr. Laws held a number of positions with CH2M Hill with increasing levels of responsibility and seniority beginning in 2001. Mr. Laws holds a B.S. in Chemical Engineering from the University of Southern California.

There are no arrangements or understandings between Mr. Laws and any other persons pursuant to which he was selected as Chief Operating Officer of the Company. There are no family relationships between Mr. Laws and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with James Laws

In connection with his appointment as Chief Operating Officer, Mr. Laws executed an employment offer letter (the “Offer Letter”) with the Company, pursuant to which Mr. Laws began serving as the Company’s Chief Operating Officer effective January 19, 2026. The Offer Letter provides for the at-will employment of Mr. Laws at an annual base salary of $525,000 and that he will be eligible for an annual discretionary performance bonus of up to 100% of his annual base salary, based on his performance and the Company’s attainment of its targeted goals, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly situated employees. In addition, in March, Mr. Laws will receive a one-time equity grant of $500,000 of restricted stock units, with vesting in equal annual installments over a three-year period.

As an executive of the Company, Mr. Laws is also eligible to participate in the Company’s Executive Severance Policy in the event he is terminated without cause, as defined therein.

The foregoing descriptions of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Offer Letter Between Montrose Environmental Group, Inc. and James Laws dated December 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montrose Environmental Group, Inc.

Date:	January 20, 2026	By:	/s/ Vijay Manthripragada
Name: Vijay Manthripragada Title: Director and Chief Executive Officer